Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, EVP/CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

        JULY 24, 2014

QUALITY SYSTEMS, INC. REPORTS FISCAL 2015 FIRST QUARTER RESULTS

Pipeline Increases to Highest Level in Two Years

IRVINE, Calif. … July 24, 2014 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2015 first quarter ended June 30, 2014.

Revenues for the fiscal 2015 first quarter reached $117.9 million, an increase of 8 percent when compared with $109.5 million for the fiscal 2014 first quarter. Net income for the 2015 first quarter was $5.2 million, down from $12.9 million reported in the comparable period a year ago.

On a GAAP basis, fully diluted earnings per share was $0.08 in the fiscal 2015 first quarter versus fully diluted earnings per share of $0.22 for same period last year. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2015 first quarter was $0.13, a decline from $0.24 reported in the first quarter a year ago.

At quarter-end, the Company held a strong liquidity position, with $116.4 million of cash and investments.

“As we kick off fiscal 2015, we are pleased that the Company has demonstrated significant progress this quarter. We are beginning to realize results from all the initiatives we have employed over the past year, including the restructuring of our functional organization, cross-selling of our products and services and the release of new solutions that cater to the changing healthcare market. Areas such as Revenue Cycle Management, Population Health and interoperability are positively impacting sales and marketing, both in the form of net new deals as well as cross-selling into our growing client base,” explained Steven T. Plochocki, president and chief executive officer.

“During the first quarter, our pipeline hit the highest level we have seen in the past two years, which we believe demonstrates the success of our growth initiatives. We are pleased to begin the new fiscal year with a positive start. As the healthcare information technology industry continues to evolve, Quality Systems/NextGen remains front and center in helping our clients meet necessary criteria for Meaningful Use qualifications and healthcare reform,” Plochocki added.

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Quality Systems

Fiscal 2015 First Quarter Results

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of September 12, 2014 with an anticipated distribution date of October 3, 2014. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2015 first quarter results on Thursday, July 24, 2014 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #73683318. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #73683318. The replay will be available from approximately 1:00 PM ET on Thursday, July 24, 2014, through 11:59 PM ET on Thursday, July 31, 2014.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued

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Quality Systems

Fiscal 2015 First Quarter Results

certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, and share-based compensation from GAAP income before provision for income taxes. The non-GAAP provision for income taxes is calculated by excluding the income tax effect of the non-GAAP adjustments.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,
	2014	2013
Revenues:
Software and hardware	$14,743	$15,972
Implementation and training services	6,266	6,575

System sales	21,009	22,547
Maintenance	40,805	38,608
Electronic data interchange services	18,319	16,692
Revenue cycle management and related services	16,693	16,015
Other services	21,068	15,667

Maintenance, EDI, RCM and other services	96,885	86,982

Total revenues	117,894	109,529

Cost of revenue:
Software and hardware	6,641	4,934
Implementation and training services	7,151	7,134

Total cost of system sales	13,792	12,068
Maintenance	6,914	5,302
Electronic data interchange services	11,999	10,796
Revenue cycle management and related services	12,706	11,401
Other services	10,779	8,505

Total cost of maintenance, EDI, RCM and other services	42,398	36,004

Total cost of revenue	56,190	48,072

Gross profit	61,704	61,457
Operating expenses:
Selling, general and administrative	36,730	35,096
Research and development costs	16,236	5,614
Amortization of acquired intangible assets	983	1,194

Total operating expenses	53,949	41,904

Income from operations	7,755	19,553
Interest income, net	54	31
Other income (expense), net	9	(254)

Income before income taxes	7,818	19,330
Provision for income taxes	2,655	6,385

Net income	$5,163	$12,945
Net income per share:
Basic	$0.09	$0.22
Diluted	$0.08	$0.22
Weighted-average shares outstanding:
Basic	60,230	59,559
Diluted	60,770	59,572
Dividends declared per common share	$0.175	$0.175

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$107,748	$103,145
Restricted cash	2,605	4,351
Marketable securities	8,687	10,656
Accounts receivable, net	111,842	110,181
Inventories	755	834
Income taxes receivable	6,330	8,366
Deferred income taxes, net	11,757	11,690
Other current assets	9,768	11,135

Total current assets	259,492	260,358
Equipment and improvements, net	22,915	22,801
Capitalized software costs, net	38,452	39,152
Intangibles, net	31,175	33,016
Goodwill	72,804	72,804
Other assets	16,943	16,927

Total assets	$441,781	$445,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,850	$7,888
Deferred revenue	70,692	71,077
Accrued compensation and related benefits	13,894	15,953
Dividends payable	10,690	10,686
Other current liabilities	20,616	18,282

Total current liabilities	124,742	123,886
Deferred revenue, net of current	2,001	2,187
Deferred compensation	5,182	4,809
Other noncurrent liabilities	19,316	19,086

Total liabilities	151,241	149,968
Commitments and contingencies
Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 60,221 and 60,206 shares at June 30, 2014 and March 31, 2014, respectively	602	602
Additional paid-in capital	195,733	194,739
Accumulated other comprehensive loss	(198)	(182)
Retained earnings	94,403	99,931

Total shareholders’ equity	290,540	295,090

Total liabilities and shareholders’ equity	$441,781	$445,058

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,
	2014	2013
Income before provision for income taxes - GAAP	$7,818	$19,330
Plus items included in cost of revenue:
Amortization of acquired software technology	858	672
Share-based compensation	86	74

Total adjustments to cost of revenue	944	746
Plus items included in operating expenses:
Acquisition costs	1,123	65
Amortization of acquired intangible assets	983	1,194
Shareholder litigation expense	278	—
Share-based compensation	704	467

Total adjustments to operating expenses	3,088	1,726

Total adjustments to GAAP income before provision for income taxes:	4,032	2,472

Income before provision for income taxes - Non-GAAP	11,850	21,802
Provision for income taxes	4,061	7,216

Net income - Non-GAAP	$7,789	$14,586

Diluted net income per share - Non-GAAP	$0.13	$0.24
Weighted-average shares outstanding (diluted):	60,770	59,572

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